UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 20, 2013

Immune Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-606-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2013, the registrant entered into transition service agreements with each of the three non-employee members of its Board of Directors: Keith L. Brownlie, Alan W. Dunton, MD, and Robert G. Savage. Under the agreements, each director agreed to provide post-closing transition services to the registrant for 30 days following the closing of the registrant's merger with Immune Pharmaceuticals Ltd. and to waive the currently unpaid cash portion of such director's 2013 compensation in consideration for the issuance by the registrant of an equivalent value of shares of restricted common stock under its 2005 Equity Incentive Plan on the 15th day following the closing of the merger.

In addition, all stock options and restricted stock units currently held by each such director became fully vested as of the date of the agreement and, in the case of stock options, will not expire until their respective expiration dates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immune Pharmaceuticals Inc.

August 26, 2013	By:	/s/ Robert W. Cook

Name: Robert W. Cook
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Transition Service Agreement between EpiCept Corporation and Keith L. Brownlie dated August 20, 2013.
10.2	Transition Service Agreement between EpiCept Corporation and Alan Dunton dated August 20, 2013.
10.3	Transition Service Agreement between EpiCept Corporation and Robert G. Savage dated August 20, 2013.